IMPORTANT NOTICE
PLEASE READ IMMEDIATELY


                  CAPITAL CASH MANAGEMENT TRUST

      380 Madison Avenue, Suite 2300, New York, N.Y. 10017


                  NOTICE OF SPECIAL MEETING OF
                     SHAREHOLDERS TO BE HELD
                      on December 10, 1997

TO OUR SHAREHOLDERS:

     The purpose of this Notice is to advise you that a Special
Meeting of the Shareholders of Capital Cash Management Trust (the
"Trust") will be held:

Place:    (a)  at the offices of the Trust,
               380 Madison Avenue, Suite 2300
               New York, NY 10017

Time:     (b)  on December 10, 1997 at 10:00 a.m. local time;

Purposes: (c)  for the following purposes:


               (i)  to act upon a proposed amendment to the
               Trust's Declaration of Trust to authorize creation of classes of shares (Proposal No. 1);

               (ii) to act upon proposed modifications of the Trust's investment restrictions regarding investment of more than 5% of the Trust's assets in the securities of a single issuer (Proposal No.
               2);

               (iii)  to act upon any other matters which may
               properly come before the Meeting at the scheduled time and place or any adjourned meeting or meetings.

PLEASE NOTE:
If you do not expect to attend the Meeting, you are requested to indicate voting instructions on the enclosed proxy and to date, sign and return it in the accompanying stamped envelope. To avoid unnecessary expense to the Trust, your cooperation is requested in mailing in your proxy no matter how large or small your holding may be.

Who Can
Vote What
Shares:   (d)  To vote at the Meeting, you must have been a
               shareholder on the Trust's records at the close of business on October 21, 1997 (the "record date").
               Also, the number of shares held by you according to such records at the close of business on the record date determines the number of shares you may vote at the Meeting (or any adjourned meeting or meetings).

                         By Order of the Board of Trustees,


                         CHARLES E. CHILDS, III
                         Senior Vice President




November 5, 1997

                  CAPITAL CASH MANAGEMENT TRUST
    380 Madison Avenue, Suite 2300, New York, New York 10017

                         PROXY STATEMENT

                          INTRODUCTION

     The purpose of the Notice (the first two pages of this document) is to advise you of the time, place and purposes of a Special Meeting of the Shareholders of Capital Cash Management Trust (the "Trust"). The purpose of this proxy statement (all the rest of this document) is to give you information on which you may base your decisions as to the choices, if any, you make on the enclosed proxy card.

     A copy of the Trust's most recent annual report and most recent semi-annual report will be sent to you without charge upon written request to the Trust's Distributor, Aquila Distributors, Inc., 380 Madison Avenue, Suite 2300, New York, NY 10017 or by calling 800-228-7496 toll-free or 212-697-6666.

     The Trust's investment adviser is STCM Management Company, Inc. (the "Adviser"), 380 Madison Avenue, Suite 2300, New York, NY 10017. The Trust's administrator (the "Administrator") is Aquila Management Corporation, 380 Madison Avenue, Suite 2300, New York, NY 10017.

     This Notice and Proxy Statement are first being mailed on or about November 17, 1997.

     The enclosed proxy card authorizes the persons named (or their substitutes) to vote your shares; the Trust calls these persons the "proxy holders." As to the matter listed on the proxy card, you may direct the proxy holders to vote your shares on the proposal by checking the appropriate box "For" or "Against" or instruct them not to vote your shares on the proposal by checking the "Abstain" box. If you return your signed proxy card and do not check any box on the proposal, the proxy holders will vote your shares "For" that proposal. Shares held by brokers in "street name" and not voted or marked as abstentions will not be counted for purposes of determining a quorum.

     You may end the power of the proxy holders to vote your shares after you have signed and returned your proxy card and before the power is used by (i) so notifying the Trust in writing; (ii) signing a new and different proxy card (if the Trust receives it before the old one is used); or (iii) voting your shares in person or by your duly appointed agent at the meeting.

     The Trust is sending you this Notice and Proxy Statement in connection with the solicitation by its Trustees of proxy cards

("proxies") to be used at the Special Meeting to be held at the time and place and for the purpose indicated in the Notice or any adjourned meeting or meetings. The Trust pays the costs of the solicitation. Proxies are being solicited by the use of the mails; they may also be solicited by telephone, facsimile and personal interviews. Brokerage firms, banks and others may be requested to forward this Notice and Proxy Statement to beneficial owners of the Trust's shares so that these owners may authorize the voting of these shares. The Trust will pay these firms for their out-of-pocket expenses for doing so.

     On the record date the total number of shares of the Trust outstanding and entitled to vote was 1,545,025.63. Of the shares of the Trust outstanding on the record date, William J. Boyle and Margaret M. Boyle, JTWROS, held 104,976 shares (6.8%); In addition, the Trustees and officers of the Trust owned 443,016 shares (28.7%) of which 386,464 shares (25.0%) are held as follows: by Aquila Distributors, Inc., 187,064 shares, by Lacy B. Herrmann and Elizabeth B. Herrmann, 97,194 shares, and by Elizabeth B. Herrmann, 102,206 shares. The Trust's management is not aware of any other person beneficially owning more than 5% of its outstanding shares as of such date.

    ACTION ON PROPOSED AMENDMENT OF THE DECLARATION OF TRUST
           TO AUTHORIZE CREATION OF CLASSES OF SHARES
                        (Proposal No. 1)

Background Information

     The Trust continuously reviews the benefits and features that it offers shareholders. It believes it is desirable to provide services and adopt marketing strategies that are, to the greatest extent possible, responsive to the needs and circumstances of existing and potential investors. Through such reviews and as a result of increased competition within the mutual fund industry for investors' assets, the Trust believes it would be desirable to offer additional classes of shares (the "Multiple-Class System") in order to accommodate, in a cost-effective manner, the service desires and requirements of a variety of investors.

     In October, 1997, the Board of Trustees authorized steps to create such Multiple-Class System. The creation of other classes will have no effect upon the features of the shares of the Trust now outstanding or those which would be outstanding at such time as the Trust begins offering shares of other classes.

     It is anticipated that the Trust will create additional classes of shares for a number of different purposes. Currently, the primary purpose is to provide an alternative money-market product to Participating Organizations. Participating Organizations are securities brokers, banks and financial institutions or other industry professionals, or other organizations which have entered into appropriate distribution and service related agreements with the Trust and/or the Distributor.

     It is currently likely that additional classes of shares may be designed specifically for each Participating Organization. In such a case, shares of each additional class will be offered only to investors purchasing shares directly through the particular Participating Organization or through dealers with whom the Participating Organization has entered into agreements for this purpose.

     The Trust believes that such Multiple-Class System might enhance the scope and depth of its services to shareholders and permit it to facilitate the distribution of its securities to a further degree. Rule 18f-3 under the Investment Company Act of 1940 permits an investment company to issue multiple classes of shares, subject to certain requirements relating to the permissible methods of allocating expenses and the rights and privileges of each such class.

     The Multiple-Class System offers the flexibility of tailoring the payment for shares of the Trust to the needs and circumstances of the clients of broker-dealer firms, financial institutions, and other organizations. Moreover, to the extent that assets increase in the Trust due to sale of shares through the Multiple-Class System, owners of all classes of shares might benefit from the spreading of the Trust's fixed operating costs over the larger asset base to a greater extent than might otherwise be the case. There is no assurance that any of these desired results will be achieved.

     Implementation of a Multiple-Class System is subject to a number of conditions. These include: approval by shareholders of certain changes in the Trust's Declaration of Trust; approval by the Board of Trustees of methodology for allocating expenses to the various classes; approval by the Board of Trustees of a Rule 18f-3 Plan setting forth the rights and privileges of each such class; approval by the Board of Trustees of a Distribution Plan and Related Agreement for each additional class, including a determination that such Plan and Agreement are in the best interests of the Trust and its shareholders; approval by the Board of Trustees of any proposed Shareholder Services Plan and Service Agreement, including a determination that such Plan and Agreement are in the best interests of the Trust and its shareholders; the filing and effectiveness of a new Registration Statement for the Trust to register with the Securities and Exchange Commission shares of such classes for sale to investors; and notifying and filing fees with various state securities authorities. While it is anticipated that each of these conditions will be accomplished, there is no assurance that this will be the case.

     Shares of the Trust outstanding at the time the Multiple Class System becomes effective will be classified as Capital Cash Shares. Shares of the new class or classes will not be available for purchase unless and until the foregoing conditions are met. At such time, all shareholders of the Trust will be advised as to the availability of shares in the new class or classes.

Proposed Amendments to the Declaration of Trust to Allow
Implementation of the Multiple-Class System

     The need for revision of the Trust's Declaration of Trust arises because the Declaration of Trust was originally drafted in 1976, before classes of investment company shares had become a widely accepted and utilized feature of the investment company structure. Competitive and regulatory developments now make it appropriate to amplify the Declaration of Trust to benefit from the general acceptance of class structures that has since emerged.

     The Declaration of Trust as currently in effect (the
"Current Declaration") states that:

     "The Board of Trustees of the Trust may classify unissued Shares into one or more additional classes which shall, together with the issued Shares of beneficial interest of the Trust, have such designations as the Board shall determine, and which shall be treated for all purposes other than as to dividends as if all Shares were Shares of one class."

     This part of the Current Declaration contemplates the creation of classes of shares, but in various respects, including the provision quoted above, it may be considered to omit various elements essential to class structure. Of these omissions, a significant element is voting by class as to matters that affect only the class. In addition, the Current Declaration does not necessarily allow differences among various series and classes as to other matters such as rights in liquidation and exchange privileges.

     The Declaration of Trust as proposed to be revised (the "Proposed Declaration") specifically permits the Board of Trustees to establish classes having the necessary and appropriate characteristics of classes. In addition, in order to avoid confusion, the Proposed Declaration changes the terminology of the Current Declaration, which employs the term "class" to represent both classes and series (portfolios). In the Proposed Declaration, "series" refers to Shares representing an entire Portfolio of assets (currently, the trust consists of only one series or portfolio;) and "class" refers to a sub-group of Shares of a series, which differ from Shares of other classes of that series in the manner established by the Board of Trustees (see above for differences between currently contemplated classes).

     Approval of this Proposal No. 1 will permit the officers of the Trust to prepare, execute and file a Supplemental Declaration of Trust, incorporating the changes to the Current Declaration set forth in Exhibit A to this Proxy Statement, and such additional or different changes as the Board of Trustees may on advice of counsel deem appropriate to permit the creation and operation of classes of shares.

     The Board of Trustees believes that the changes in the Current Declaration to be made by this Proposal No. 1 are in the best interests of the shareholders for the reasons set forth above. The Board of Trustees has approved the Proposal at a meeting held in October, 1997.

Action Requested

THE BOARD OF TRUSTEES RECOMMENDS THAT PROPOSAL NO. 1, AMENDMENT
OF THE DECLARATION OF TRUST TO AUTHORIZE CREATION OF CLASSES OF
SHARES, BE APPROVED.

Vote Required

     To comply with the requirements of the Declaration of Trust, approval of the proposed amendment (Proposal No. 1) requires the favorable vote of the holders of more than 50% of the outstanding voting shares of the Trust.

     If the required votes are not obtained at the Meeting or any adjourned meeting or meetings, the Board of Trustees will consider various alternatives, which could include calling another meeting of shareholders or continuing with current arrangements as to classes of shares.

                    PROPOSED MODIFICATIONS OF
              THE TRUST'S INVESTMENT RESTRICTIONS
                        (Proposal No. 2)

Background and Reasons for the Proposal

     The purpose of this proposal is to seek shareholder approval of a change in the Trust's investment restrictions, which currently have the effect of preventing the Trust from making certain investments.

     The Trust has a number of policies concerning what it can and cannot do. Those policies, which are called "fundamental policies," may not be changed unless the change is approved by the holders of a majority, as defined in the Investment Company

Act of 1940 (the "1940 Act"), of the Trust's outstanding shares.
(See "Vote Required" below for the definition of such a majority.) One such policy, as set forth in the Trust's
Prospectus, is the following:

     The Trust cannot buy the securities (not including U.S.
     Government Securities) of any issuer if more than 5% of its total assets (valued at market value) would then be invested in securities of that issuer.

     It is proposed that this policy be changed for the following reasons.

     As a money market fund, the Trust operates under a rule of the Securities and Exchange Commission, Rule 2a-7, (the "Rule") which allows the Trust to use the "amortized cost" method of valuing its securities and which contains certain risk limiting provisions, including requirements as to maturity, quality and diversification of the Trust's portfolio. The Trust is a diversified investment company.

     Under the Rule, the Trust must limit its investments to those instruments which are denominated in U.S. dollars, which are determined by the Board of Trustees to present minimal credit risks, and which, at the time of purchase, are Eligible Securities. In accordance with the Rule, the Board of Trustees has adopted investment procedures and has approved investment policies pursuant to which all investment determinations have been delegated to the Adviser, under the direction and control of the Board of Trustees, except for those matters for which the Rule requires Board determination.

     With respect to diversification of the Trust's portfolio, the Rule requires (with limited exceptions) that immediately after purchase of any security, the Trust have invested not more than 5% of its total assets in the securities of any one issuer. The Rule provides an exception as follows:

     "[The Trust] may invest up to 25 percent of its Total
     Assets in the First Tier Securities of a single issuer for a period of up to three Business days after the purchase thereof."

     The Trust's investment restriction, set forth above, prevents the Trust from taking advantage of the exception allowed by the Rule. The Board of Trustees considers that the Trust's investment restriction is not necessary and prevents the Adviser from temporary investments in positions greater than five percent of the Trust's total assets. This in turn interferes with the flexibility to handle large purchases and redemptions of the Trust's shares.

     It is proposed to amend the Trust's investment restriction to read as follows:

          The Trust cannot buy the securities (not including U.S. Government Securities) of any issuer if more than 5% of its total assets
          (valued at market value) would then be
          invested in securities of that issuer,
          provided, however that the Trust may invest not more than 25% of its total assets in the First Tier Securities (as defined in the
          Rule) of a single issuer for a period of up to three business days after the purchase thereof, and provided, further that the Trust may not make more than one investment in accordance with the foregoing proviso at any time.

     The Board of Trustees has determined that the foregoing modifications of the Trust's investment restrictions are in the best interest of the Trust and its shareholders because the Trust will have increased flexibility in managing portfolio liquidity and occasional large inflow and outflows. It is also believed that the ability afforded by the proposed change will provide an efficient way to insure liquidity in the event of unexpected redemptions and to temporarily invest unanticipated cash flows. In order to comply with the Rule, the Trust cannot make such an investment for more than three business days after purchase, nor can it make more than one such investment at one time. In order to comply with definitions of a diversified investment company in the 1940 Act, such investments cannot exceed 25% of the Trust's total assets.

Action Requested

THE BOARD OF TRUSTEES RECOMMENDS THAT PROPOSAL NO. 2, PROPOSED
MODIFICATIONS OF THE TRUST'S INVESTMENT RESTRICTIONS, BE
APPROVED.

Vote Required

     The favorable vote of the holders of a majority (as defined in the 1940 Act) of the outstanding shares of the Trust, is required for the approval of this Proposal No. 2. Under the 1940 Act, the vote of the holders of a majority of the outstanding shares of the Trust means the vote of the holders of the lesser of (a) 67% or more of the shares of the Trust present at the Meeting or represented by proxy if the holders of more than 50% of such shares are so present or represented, or (b) more than 50% of the outstanding shares of the Trust.

     If the required votes are not obtained at the Meeting or any adjourned meeting or meetings, the Board of Trustees will consider appropriate action, which could include calling another special meeting of shareholders.


                         OTHER BUSINESS

     The Trust does not know of any other matter which will come up for action at the Meeting. If any other matter or matters properly come up for action at the Meeting, including any adjournment of the Meeting, the proxy holders will vote the shares which the proxy cards entitle them to vote in accordance with their judgment on such matter or matters. That is, by signing and returning your proxy card, you give the proxy holders discretionary authority as to any such matter or matters.

                            EXHIBIT A
           PROPOSED AMENDMENT TO DECLARATION OF TRUST
                OF CAPITAL CASH MANAGEMENT TRUST


PARAGRAPHS SECOND AND FOURTH BELOW WILL BE MODIFIED IF PROPOSAL
NO. 1 IS ADOPTED; SEE "ACTION ON PROPOSED AMENDMENT OF THE
DECLARATION OF TRUST TO AUTHORIZE CREATION OF CLASSES OF SHARES
(Proposal No. 1)" IN THE PROXY STATEMENT.

                  New language is underlined;
                 Deleted language is struck out

          SECOND: Whenever used herein, unless otherwise required by the context or specifically provided:

          5. "Shares" means the units of interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

          FOURTH: The beneficial interest in the Trust shall at all times be divided into an unlimited number of transferable Shares, each such Share having a par value of one cent per Share, each of which shall represent an equal proportionate interest in the Trust with each other Share outstanding, none having priority or preference over another, subject to the further provisions of this Article Fourth. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or multiple thereof.
          Subject to the further provisions of Article FOURTH, the Board of Trustees may, without obtaining any authorization or vote of the Shareholders of any series or class of Shares, classify unissued Shares into one or more additional series and classes which shall, together with the issued Shares of beneficial interest of the Trust, have such designations as the Board may determine (but which shall in the case of a series include the word "Series" and in the case of a class include the word "Class"). Subject to the distinctions permitted among classes of the same series established by the Board of Trustees consistent with the requirements of the 1940 Act and any rule, regulation or order of the Commission, each Share of a series of the Trust shall represent an equal interest in the net assets of the series, and each holder of Shares of a series shall be entitled to receive such holder's pro-rata share of distributions of income and capital gains, if any, made with respect to such series. Upon redemption of the Shares of any series, the applicable Shareholder shall be paid solely out of funds and property of such series of the Trust.
          All references to Shares in this Declaration of Trust shall be deemed to be to Shares of any or all series or classes thereof, as the context may require.
          Series and classes shall, subject to any applicable rule, regulation or order of the Commission or other applicable law or regulation, have the characteristics set forth in (a) through and including (h) below.
          (a) All consideration received by the Trust for the issue or sale of Shares of each such series, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of Shares with respect to which such assets, payments, or funds were received by the Trust for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Trust. Such assets, income, earnings, profits and proceeds thereof, and any asset derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such series.
          (b) Dividends or distributions on Shares of any such series, whether payable in Shares or cash, shall be paid only out of earnings, surplus or other assets belonging to such series.
          (c)  In the event of the liquidation or
dissolution of the Trust or of such class, Shareholders of each such series shall be entitled to receive, as a series, out of the assets of the Trust available for distribution to Shareholders, but other than general assets not belonging to any particular series, the assets belonging to such series; and the assets so distributable to the Shareholders of any such series shall be distributed among such Shareholders in proportion to the number of Shares of such series held by them and recorded on the books of the Trust. In the event that there are any general assets not belonging to any particular series of Shares and available for distribution, such distribution shall be made to the holders of Shares of all series in proportion to the asset value of the Shares.
          (d)  The assets belonging to any such
series of Shares shall be charged with the liabilities in respect to such series and shall be charged with their share of the general liabilities of the Trust, in proportion to the asset value of the respective series.
The determination of the Board of Trustees shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, and as to the allocation of the same as to a given series, and as to whether the same, or general assets of the Trust, are allocable to one or more series. The liabilities so allocated to a series are herein referred to as "liabilities belonging to" such series.
         (e) The Board of Trustees may without the requirement of Shareholder approval, classify Shares of any series or divide the Shares of any series into classes, each class having such different dividend, liquidation, voting and other rights as the Trustees may determine, and may establish and designate the specific classes of Shares of each series. The fact that a series shall have initially been established and designated without any specific establishment or designation of classes (i.e., that all Shares of such series are initially of a single class), or that a series shall have more than one established and designated class, shall not limit the authority of the Trustees to establish and designate separate classes, or one or more further classes, of said series without approval of the holders of the initial class thereof, or previously established and designated class or classes thereof, provided that the establishment and designation of such further separate classes would not adversely affect the rights of the holders of the initial or previously established and designated class or classes.
          (f)  At all meetings of Shareholders, each
shareholder of each Share of each such series or class of the Trust shall be entitled to one vote for each Share, irrespective of the series or class, standing in his name on the books of the Trust, except that where a vote of the holders of the Shares of any series or class, or of more than one series or class, voting by series or class, is required by the 1940 Act and/or the Commonwealth of Massachusetts law as to any proposal, only the holders of such series or series, or class or classes, voting by series or class, shall be entitled to vote upon such proposal and the holders of any other series or class or classes shall not be entitled to vote thereon. Any fractional Share, if any such fractional Shares are outstanding, shall carry proportionately all the rights of a whole Share, including the right to vote and the right to receive dividends. There shall be no cumulative voting rights with respect to any Shares or series or class of Shares of the Trust.
          (g) The provisions of Article FIFTH relating to voting shall apply when the Trust has only one series or class of Shares outstanding or when the Trust has more than one series or class of Shares outstanding but which differ only as to their dividend rights. Otherwise, the provisions of Article FIFTH shall be subject to the provisions of this Article FOURTH.
          (h)  When the Trust has more than one series
or class of Shares outstanding: (i) the redemption rights provided to the holders of the Trust's Shares shall be deemed to apply only to the assets belonging to the series or class of Shares in question; and (ii) the net asset value per Share computation as provided for in Article SEVENTH shall be applied as if each such series or class of Shares were the Trust as referred to in such computation, but with its assets limited to the assets belonging to such series or class and its liabilities limited to the liabilities belonging to such series or class.
          (i) The ownership of Shares shall be recorded in the books of the Trust or a transfer agent. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust or any transfer agent, as the case may be, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each.
          (j) The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize.
          (k)  Shareholders shall have no pre-emptive
or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees.
          (l) The dividends payable to Shareholders shall, subject to any applicable rule, regulation, or order of the Commission, or other applicable law or regulation, be determined by the Board and need not be individually declared but may be declared and paid in accordance with a formula adopted by the Board.

                    CAPITAL CASH MANAGEMENT TRUST

          PROXY FOR SHAREHOLDERS MEETING DECEMBER 10, 1997

         PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

     The undersigned shareholder of CAPITAL CASH MANAGEMENT TRUST (the "Trust") does hereby appoint LACY B. HERRMANN and DIANA P. HERRMANN, or either of them, as attorneys and proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Shareholders of the Trust to be held on December 10, 1997, at the offices of the Trust, 380 Madison Avenue, New York, NY 10017 at 10:00 a.m. local time, and at all adjournments thereof, and thereat to vote the shares held in the name of the undersigned on the record date for said meeting on the matters listed below.

     Please mark your proxy, date and sign it below and return it promptly in the postage-paid accompanying envelope which requires no additional postage if mailed in the United States.

     MANAGEMENT RECOMMENDS A VOTE FOR THE PROPOSALS LISTED BELOW. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED BELOW OR FOR IF NO CHOICE IS INDICATED.

     As to any other matter said attorneys shall vote in accordance with their best judgment. Please indicate your vote by an "X" in the appropriate box below.

1.  Action on proposed amendment to
    the Trust's Declaration of Trust
    to authorize creation of classes         _           _           _
    of shares (Proposal No. 1)          FOR [_] AGAINST [_] ABSTAIN [_]

2.  Action on Proposed modifications
    of the Trust's investment                _           _           _
    restrictions (Proposal No. 2)       FOR [_] AGAINST [_] ABSTAIN [_]



Dated:  ____________  ______, 1997
           Month         Day


_____________________________________________
SIGNATURE(S)


______________________________________________
SIGNATURE(S)

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. When signing as a custodian, attorney, executor, administrator, trustee, guardian, etc., please sign your full title as such. Joint owners should each sign.